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                           THIRD AMENDED AND RESTATED

                         CERTIFICATE OF INCORPORATION OF

                        INTEGRATED TELECOM EXPRESS, INC.

         Integrated Telecom Express, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

          The Second Amended and Restated Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on October 1, 1999 under the name of the corporation. This Third Amended and Restated Certificate of Incorporation has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware and amends and restates the Certificate of Incorporation of this corporation to read in its entirety as follows:

                                       I.

         The name of this Corporation is Integrated Telecom Express, Inc. (the "Corporation").

                                       II.

         The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle. The name of its registered agent at such office is The Corporation Trust Company.

                                      III.

         The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                       IV.

         (a) This corporation is authorized to issue two classes of shares to be designated respectively Common Stock and Preferred Stock. The total number of shares of Common Stock this corporation shall have authority to issue is 56,000,000, with par value of $0.001 per share ("Common Stock"). The total number of shares of Preferred Stock this corporation shall have authority to issue is 13,500,000, with par value of $0.001 per share ("Preferred Stock"), of which 2,150,000 shall be designated Series A Preferred Stock and 11,350,000 shares shall be designated as Series B Preferred Stock.

         (b) A statement of the rights, preferences, privileges and restrictions granted to or imposed on the Preferred Stock and the holders thereof is as follows:

                  (1) DIVIDENDS. The holders of Series A and Series B Preferred Stock shall be entitled to receive, out of any funds legally available therefor, dividends at a rate of $0.175 and $0.20 per

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share, respectively, per annum when and if declared by the Board of Directors, payable in preference and priority to any dividend on Common Stock when, if and as declared by the Board. The right to such dividends on the Preferred Stock or Common Stock shall not be cumulative, and no right shall accrue to holders of Preferred Stock or Common Stock by reason of the fact that dividends or such shares are not declared or paid in any prior year.

                  (2) LIQUIDATION PREFERENCE.

                           (a) In the event of any liquidation, dissolution or
winding up of the Corporation, either voluntary or involuntary, the holders of the Series A and Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock by reason of their ownership thereof, on a pro rata basis, $3.50 and $4.00 per share for each of Series A and Series B Preferred Stock, respectively, plus any declared but unpaid dividends on the Series A and Series B Preferred Stock. All remaining assets of the Corporation, if any, shall be distributed to the holders of Common Stock and the Preferred Stock on a pro rata basis (on an as-converted basis) until the holders of the Preferred Stock shall have received a total of $10.50 per share, at which time all remaining assets, if any, shall be distributed to the holders of Common Stock.

                           (b) For purposes of this Section 2, a merger or
consolidation of the Corporation with or into any other corporation or corporations, or the merger of any other corporation or corporations into the Corporation (other than any merger or consolidation in which stockholders of the Corporation immediately prior to such merger or consolidation beneficially own a majority of the voting shares of the surviving corporation immediately following such merger or consolidation), or a sale of all or substantially all of the assets of the Corporation, shall be treated as a liquidation, dissolution or winding up of the Corporation.

                  (3) CONVERSION. The holders of the Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                           (a) RIGHT TO CONVERT.

                           Each share of Series A Preferred Stock shall be
convertible, at the option of the holder thereof, at any time into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $3.50 by the then applicable Series A Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The price at which shares of Common Stock shall be deliverable upon conversion (the "Series A Conversion Price") shall initially be $3.50 per share of Common Stock. Such initial Series A Conversion Price shall be subject to adjustment as hereinafter provided.

                           Each share of Series B Preferred Stock shall be
convertible, at the option of the holder thereof, at any time into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $4.00 by the then applicable Series B Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The price at which shares of Common Stock shall be deliverable upon conversion (the "Series B Conversion Price") shall initially


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

be $4.00 per share of Common Stock. Such initial Series B Conversion Price shall be subject to adjustment as hereinafter provided.

                           Each share of Preferred Stock shall automatically be
converted into one share of Common Stock upon the closing of a firm underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, (the "Act") covering the offer and sale of Common Stock for the account of the Corporation to the public at a price per share of not less than $10.50 (as adjusted for stock splits, reverse stock splits, stock dividends or combination) and with gross proceeds to the Company of more than $10,000,000.00. In the event of such an offering, the person(s) entitled to receive the Common Stock issuable upon such conversion of Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such underwritten public offering.

                           (b) MECHANICS OF CONVERSION. No fractional shares of
Common Stock shall be issued upon conversion of Preferred Stock. In lieu of any fractional share to which a holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of the Common Stock as determined by the Board of Directors. Before any holder of Preferred Stock shall be entitled to convert the same into full shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred Stock, and shall give written notice to the Corporation at such office that he elects to convert the same. Such notice shall also state whether the holder elects, pursuant to paragraph 1 hereof, to receive declared but unpaid dividends on the Preferred Stock proposed to be converted in cash, or to convert such dividends into shares of Common Stock at their fair market value as determined by the Board of Directors. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into a fractional share of Common Stock, and any declared but unpaid dividends on the converted Preferred Stock which the holder elected to receive in cash. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. If the conversion is in connection with an underwritten public offering of securities registered pursuant to the Act the conversion shall be conditioned upon the closing of such public offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to such closing.

                           (c) RESERVATION OF STOCK ISSUABLE UPON CONVERSION.
The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the Preferred Stock, such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Preferred

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Stock, in addition to such other remedies as shall be available to the holders of Preferred Stock, the Corporation will take such corporate actions as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

                           (d) ADJUSTMENTS TO CONVERSION PRICE FOR DILUTING
ISSUES.

                                    (i)      SPECIAL DEFINITIONS. For purposes
of this section 3, the following definitions shall apply:

                                             (1)      "OPTIONS" shall mean
rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                                             (2)      "CONVERTIBLE SECURITIES"
shall mean any evidences of indebtedness, shares (other than Common Stock and Preferred Stock) or other securities convertible into or exchangeable for Common Stock.

                                             (3)      "ADDITIONAL SHARES OF
COMMON STOCK" shall mean all shares of Common Stock issued (or, pursuant to paragraph 3(d)(iii), deemed to be issued) by the Corporation after the date on which the first share of Series B Preferred Stock is issued (the "Series B Original Issue Date"), other than shares of Common Stock issued or issuable:

                                                      (A) upon conversion of
shares of Preferred Stock;

                                                      (B) up to 25% of the
fully-diluted shares at the time of such sale, to directors or employees of, or consultants to, the Corporation pursuant to a stock grant, option plan or purchase plan or other employee stock incentive program approved by the Board of Directors;

                                                      (C) as a dividend or
distribution on the Preferred Stock and Common Stock;

                                                      (D) in connection with
any transaction in which more than fifty percent (50%) of the voting power of the Corporation is disposed of, as approved by a majority of the outside directors;

                                                      (E) in connection with
corporate partnerships as approved by a majority of the outside directors; or

                                                      (F) shares equal to up to
15% of the total amount of bank or lease financings may be issued in connection with such financing, unless such cap is waived by a majority of the outside directors.

                                    (ii)     NO ADJUSTMENT OF CONVERSION PRICE:
No adjustment in the applicable Series A or Series B Conversion Price of a particular share of Series A or Series B Preferred Stock shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be

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issued by the Corporation is less than the Series A or Series B Conversion Price in effect on the date of, and immediately prior to such issue, for such share of Series A or Series B Preferred Stock.

                                    (iii)    DEEMED ISSUE OF ADDITIONAL SHARES
OF COMMON STOCK. In the event the Corporation at any time or from time to time after the Series B Original Issue Date shall issue any Options (except for Options issued pursuant to paragraph (3)(d)(i)(3)(B) above) or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to paragraph 3(d)(iv) hereof) of such Additional Shares of Common Stock would be less than the Series A or Series B Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                                             (1)      no further adjustment in
the Series A or Series B Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                                             (2)      if such Options or
Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Series A or Series B Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities; and

                                             (3)      no readjustment pursuant
to clause (2) above shall have the effect of increasing the Series A or Series B Conversion Price to an amount which exceeds the lower of (i) the Series A or Series B Conversion Price on the original adjustment date, or (ii) the Series A or Series B Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

                                    (iv)     ADJUSTMENT OF SERIES A CONVERSION
PRICE UPON ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK. In the event this Corporation shall issue, at any time after the Series B Original Issue Date Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to paragraph (3)(d)(iii)) without consideration or for a consideration per share less than the Series A Conversion Price, in effect on the date of and

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immediately prior to such issue, then and in such event, such Series A
Conversion Price shall be reduced, concurrently with such issue, as follows:

                                             (1)      if the Corporation issues
Additional Shares of Common Stock during the twelve (12) month period following the date on which the first share of Series A Preferred Stock is issued (the "Series A Original Issue Date"), the Series A Conversion Price will be reduced to a price determined by dividing the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued by the total number of Additional Shares of Common Stock so issued; and

                                             (2)      if the Corporation issues
Additional Shares of Common Stock subsequent to the twelve (12) month periods following the Series A Original Issue Date, to a price determined by multiplying the applicable Series A Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock, Preferred Stock, Options and Convertible Securities outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Series A Conversion Price; and the denominator of which shall be the number of shares of Common Stock, Preferred Stock, Options and Convertible Securities outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued.

                                    (v)      ADJUSTMENT OF SERIES B CONVERSION
PRICE UPON ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK. In the event this Corporation shall issue, at any time after the Series B Original Issue Date Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to paragraph (3)(d)(iii)) without consideration or for a consideration per share less than the Series B Conversion Price, in effect on the date of and immediately prior to such issue, then and in such event, such Series B Conversion Price shall be reduced, concurrently with such issue, as follows:

                                             (1)      if the Corporation issues
Additional Shares of Common Stock during the twelve (12) month period following the Series B Original Issue Date, the Series B Conversion Price will be reduced to a price determined by dividing the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued by the total number of Additional Shares of Common Stock so issued; and

                                             (2)      if the Corporation issues
Additional Shares of Common Stock subsequent to the twelve (12) month periods following the Series B Original Issue Date, to a price determined by multiplying the applicable Series B Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock, Preferred Stock, Options and Convertible Securities outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Series B Conversion Price; and the denominator of which shall be the number of shares of Common Stock, Preferred Stock, Options and Convertible Securities outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued.

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                                    (vi)     DETERMINATION OF CONSIDERATION. For
purposes of this section 3(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                                             (1)      CASH AND PROPERTY: Such
consideration shall:

                                                      (A) insofar as it consists
of cash, be computed at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                                                      (B) insofar as it consists
of property other than cash, be computed at the fair value thereof at the time of such issue, as determined by the Board of Directors in the good faith exercise of its reasonable business judgment; and

                                                      (C) in the event
Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors.

                                             (2)      OPTIONS AND CONVERTIBLE
SECURITIES. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to paragraph (3)(d)(iii), relating to Options and Convertible Securities, shall be determined by dividing (x) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by (y) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                                    (vii)    ADJUSTMENTS FOR SUBDIVISIONS,
COMBINATIONS, OR CONSOLIDATIONS OF COMMON Stock. In the event the outstanding shares of Common Stock shall be subdivided or combined, by reclassification or otherwise, into a greater or lesser number of shares of Common Stock, the Series A or Series B Conversion Price in effect immediately prior to such subdivision or combination shall, concurrently with the effectiveness of such subdivision, combination or consolidation, be proportionately adjusted.

                                    (viii)   STOCK SPLITS AND DIVIDENDS. In the
event the Corporation should at any time or from time to time after the Series B Original Issue Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or

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entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series A and Series B Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding.

                                    (ix)     REVERSE STOCK SPLITS. If the number
of shares of Common Stock outstanding at any time after the Series B Original Issue Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series A and Series B Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

                           (e) NO IMPAIRMENT. The Corporation will not, by
amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Stock against impairment.

                           (f) CERTIFICATE AS TO ADJUSTMENTS. Upon the
occurrence of each adjustment or readjustment of the Series A or Series B Conversion Price pursuant to this section 3, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A or Series B Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A or Series B Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Series A or Series B Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Series A or Series B Preferred Stock.

                  (4) VOTING RIGHTS. Except as otherwise required by law, the holders of Preferred Stock and the holders of Common Stock shall be entitled to notice of any stockholders' meeting and to vote as a single class upon any matter submitted to the stockholders for a vote, as follows: (i) each holder of Preferred Stock shall have one vote for each full share of Common Stock into which its respective shares of Preferred Stock would be convertible on the record date for the vote and (ii) each holder of Common Stock shall have one vote per share of Common Stock.

                  (5) PROTECTIVE PROVISIONS FOR THE SERIES A PREFERRED. In addition to any other rights provided by law, so long as any Series A Preferred Stock shall be outstanding, this Corporation shall

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not, without first obtaining the written consent of the holders of greater than fifty percent (50%) of such outstanding shares of Series A Preferred Stock, voting as a class:

                           (a) amend or repeal any provision of, or add any
provision to, this Corporation's Certificate of Incorporation if such action would alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series A Preferred Stock (including but not limited to adversely altering or changing the rights, preferences or privileges of the Series A Preferred Stock, reclassifying or recapitalizing any of the capital stock, or increasing or decreasing the number of authorized shares of the Series A Preferred Stock);

                           (b) authorize or issue shares of any class of stock
having any preference or priority as to dividends or assets superior to the Series A Preferred Stock, or authorize or issue shares of stock of any class or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having option rights to purchase, any shares of stock of this Corporation having any preference or priority as to dividends or assets superior to the Series A Preferred Stock;

                           (c) reclassify or recapitalize any Common Stock into
shares having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the Series A Preferred Stock; or
                           (d) amend the Corporation's Certificate of
Incorporation if such action would adversely affect the rights of the Series A Preferred Stock.

                  (6) PROTECTIVE PROVISIONS FOR THE SERIES B PREFERRED. In addition to any other rights provided by law, so long as any Series B Preferred Stock shall be outstanding, this Corporation shall not, without first obtaining the written consent of the holders of greater than fifty percent (50%) of such outstanding shares of Series B Preferred Stock, voting as a class:

                           (a) amend or repeal any provision of, or add any
provision to, this Corporation's Certificate of Incorporation if such action would alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series B Preferred Stock (including but not limited to adversely altering or changing the rights, preferences or privileges of the Series B Preferred Stock, reclassifying or recapitalizing any of the capital stock, or increasing or decreasing the number of authorized shares of the Series B Preferred Stock);

                           (b) authorize or issue shares of any class of stock
having any preference or priority as to dividends or assets superior to the Series B Preferred Stock, or authorize or issue shares of stock of any class or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having option rights to purchase, any shares of stock of this Corporation having any preference or priority as to dividends or assets superior to the Series B Preferred Stock;

                           (c) reclassify or recapitalize any Common Stock into
shares having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the Series B Preferred Stock; or

                           (d) amend the Corporation's Certificate of
Incorporation if such action would adversely affect the rights of the Series B Preferred Stock.

                  (7) PROTECTIVE PROVISIONS FOR THE PREFERRED. In addition to any other rights provided by law, so long as any Preferred Stock shall be outstanding, this Corporation shall not, without first obtaining the written consent of the holders of greater than fifty percent (50%) of such outstanding shares of Preferred Stock voting together as a class:

                           (a) effect any sale or other conveyance of all or
substantially all of the assets of the Corporation, including any transaction in which more than fifty percent (50%) of the voting power of the Corporation is disposed of, or any consolidation or merger involving the Corporation that results in the exchange of outstanding shares of this Corporation for securities or consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary (except for a merger or consolidation in which the stockholders of this Corporation do not receive cash or securities and after the consummation of which the stockholders of this Corporation own more than five-sixths of the voting power of the surviving or acquiring corporation or parent party);

                           (b) authorize a liquidation or dissolution of the
Corporation;

                           (c) declare or pay a dividend on the Common Stock
(other than a dividend payable solely in shares of Common Stock); or

                           (d) materially change the Corporation's business
focus on developing and marketing telecommunications integrated circuits.

                                       V.

         The Corporation is to have perpetual existence.

                                       VI.

         A. The management of the business and the conduct of the affairs of the Corporation shall be vested in the Board of Directors.

         B. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

         C. Elections of directors need not be by written ballot unless a stockholder demands election by written ballot at the meeting and before voting begins or unless the Bylaws of the Corporation shall so provide.

                                      VII.

         A. To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

         B. The Corporation may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer, employee or agent of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director, officer, employee or agent at the request of the Corporation or any predecessor to the Corporation.

         C. Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of this Corporation's Certificate of Incorporation inconsistent with this Article VII, shall eliminate or reduce the effect of this
Article VII, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article VII, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                                      VIII.

         Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                       IX.

         Vacancies created by newly created directorships, created in accordance with the Bylaws of this Corporation, may be filled by the vote of a majority, although less than a quorum, of the directors then in office, or by a sole remaining director.

                                       X.

         A. Following the closing of the first sale of Common Stock of the Corporation pursuant to a registration statement declared effective by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, stockholders of the Corporation may not take any action by written consent in lieu of a meeting and any action contemplated by stockholders after such time must be taken at a duly called annual or special meeting of stockholders.

         B. The number of directors, which constitute the whole Board of Directors of the Corporation, shall be fixed exclusively by one or more resolutions adopted from time to time by the Board of Directors. Upon the closing of the first sale of Common Stock of the Corporation pursuant to a registration statement declared effective by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, the Board of Directors shall be divided into two classes designated as Class I and Class II, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the date thereof, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of two years. At the second annual meeting of stockholders following the date thereof, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of two years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of two years to succeed the directors of the class whose terms expire at such annual meeting.

         C. Advance notice of new business and stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

                                       XI.

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         The foregoing Third Amended and Restated Certificate of Incorporation has been duly approved by the Board of Directors.

         The foregoing Third Amended and Restated Certificate of Incorporation has been duly approved by the required vote of stockholders in accordance with
Section 228 of the Delaware General Corporation Law. The total number of outstanding shares of the Corporation is 23,368,985 shares of Common Stock, 1,428,571 shares of Series A Preferred and 10,000,000 shares of Series B Preferred. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50% of the outstanding shares of Common Stock and more than 50% of the outstanding shares of the Series A and B Preferred.

         The undersigned declare under penalty of perjury that the matters set forth in the foregoing certificate are true of their own knowledge.

         IN WITNESS WHEREOF, the undersigned have executed this certificate in Santa Clara, California, this __ day of July, 2000.




                                 INTEGRATED TELECOM EXPRESS, INC.
                                 a Delaware corporation


                                 By:  Richard h forte
                                    -------------------------------------------
                                      S/ Richard H. Forte,
                                      President and Chief Executive Officer